                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

          SCHEDULE OF COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE

                                                            YEARS ENDED SEPTEMBER 30,
                                                  --------------------------------------------
                                                       1997            1996            1995
                                                  ------------     -----------     -----------
Net income (loss)                                 $ (3,093,000)    $ 1,603,000     $   400,000

Add: interest on debt assumed to be repaid
       (net of income taxes)                               -            59,000             -
                                                  ------------     -----------     -----------
Net income (loss) for primary earnings (loss) per
  share                                           $ (3,093,000)    $ 1,662,000     $   400,000
                                                  ============     ===========     ===========
Weighted average number of common
  shares outstanding during the year                 7,071,000       7,016,500       6,960,933

Add: common equivalent shares determined
     using the "Modified Treasury Stock" method
     representing shares issuable upon exercise
     of stock options and warrants and shares
     issuable under contractual agreements                 -           781,000         839,536
                                                  ------------     -----------     -----------
Weighted average number of shares used in
  calculation of primary earnings per share          7,071,000       7,797,500       7,800,469
                                                  ============     ===========     ===========
Primary earnings (loss) per share                 $      (0.44)    $      0.21     $      0.05
                                                  ============     ===========     ===========


                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11
                                   (CONTINUED)
       SCHEDULE OF COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE

                                                            YEARS ENDED SEPTEMBER 30,
                                                  --------------------------------------------
                                                       1997            1996            1995
                                                  ------------     -----------     -----------
Net income (loss)                                 $ (3,093,000)    $ 1,603,000     $   400,000

  Interest on debt assumed to be repaid
    (net of income taxes)                                  -            49,000             -
                                                  ------------     -----------     -----------
Net income (loss) for fully diluted earnings
  per share                                       $ (3,093,000)    $ 1,652,000     $   400,000
                                                  ============     ===========     ===========
Weighted average number of common shares
  outstanding during the year                        7,071,000       7,016,500       6,960,933

Add: common equivalent shares determined
     using the "Modified Treasury Stock" method
     representing shares issuable upon exercise
     of stock options and warrants and shares
     issuable under contractual agreements                 -           788,000         839,536

Shares issuable upon conversion of
  convertible subordinated notes                           -               -               -
                                                  ------------     -----------     -----------
Weighted average number of shares
  used in calculation of fully diluted earnings
  per share                                          7,071,000       7,804,500       7,800,469
                                                  ============     ===========     ===========
Fully diluted earnings (loss) per share           $      (0.44)    $      0.21     $      0.05
                                                  ============     ===========     ===========